Exhibit 10.16

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this 12th day of March, 2007 (the “Effective Date”) by and among Robcor Properties, Inc., an entity which is a publicly traded U.S. corporation (the “Company”), National Holdings Corporation, a Washington corporation (“National”), Brean Murray, Carret & Co., LLC, a Delaware limited liability company (“Brean Murray”, and together with National, the “Placement Agents”) and the parties set forth on the signature page and Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, in connection with certain Subscription Agreements among the Purchasers and the Company (the “Subscription Agreement”) which have been executed in connection with the consummation of the transactions contemplated in that certain Confidential Private Placement Memorandum dated December 4, 2006, as supplemented (the “Memorandum”), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreements and the Memorandum to issue and sell to the Purchasers, and the Purchasers have agreed to purchase from the Company, a minimum of 8,888,889 units (“Units”) ($20,000,000), each consisting of one share of Common Stock and a three-year warrant (“Warrants”) to purchase 25% of the number of shares of Common Stock purchased and a maximum of 12,444,444 Units ($28,000,000) (and the Company reserves the right to sell up to an additional 2,222,222 Units ($5,000,000) at the same price per Unit), subject to adjustment pursuant to the terms of the Merger and the Reorganization Merger; and

WHEREAS, to induce the Purchasers to execute and deliver the Subscription Agreements, the Company has agreed to provide certain registration rights with respect to the shares of Common Stock sold in the Offering which are (i) included in the Units (“Shares”) and (ii) issuable upon exercise of the Warrants (the “Warrant Shares”) included in the Units on the terms and conditions provided herein; and

WHEREAS, the Company has also agreed to provide certain registration rights with respect to the shares of Common Stock issuable upon exercise of the warrants (the “Placement Agent Warrant Shares”) issued to the Placement Agents and their permitted transferees (the “Placement Agent Warrants”) on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein, the parties mutually agree as follows:

1.             Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Shares” has the meaning as set forth in Section 3(b).

“Additional Shares Filing Date” means the date that is 5 Business Days following a request of any Purchaser pursuant to Section 3(b) or any events specified in Section 3(b).

“Approved Market” means the NASD Over-the-Counter Bulletin Board, the Nasdaq National Market, the Nasdaq Capital Market, the New York Stock Exchange, Inc. or the American Stock Exchange, Inc.

“Blackout Default Period” means a Blackout Period that (i) exceeds 20 consecutive Trading Days or a total of 30 non-consecutive Trading Days in any 12-month period or (ii) commences sooner than 60 days after the end of a prior Blackout Period.

“Blackout Period” means, with respect to a registration, a period, in each case commencing on the day immediately after the Company notifies the Purchasers that they are required, because of the occurrence of an event of the kind described in Section 4(g) hereof, to suspend offers and sales of Registrable Securities during which the Company, in the good faith judgment of its board of directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of the Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided, that the Company shall limit its use of Blackout Default Periods.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, par value $.0001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Effectiveness Period” has the meaning as set forth in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“Final Closing Date” means the final closing of the purchase and sale of the Units contemplated by the Memorandum.

“Holder” means each Purchaser or any of such Purchaser’s respective successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Purchaser or from any Permitted Assignee.

“Majority Holders” means at any time Holders representing a majority of the Registrable Securities.

“Qualified Purchaser” has the meaning as set forth in Section 3(e).

“Permitted Assignee” means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests; (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation; (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company; (d) with respect to an individual party, any Family Member of such party; (e) an entity that is controlled by, controls, or is under common control with a transferor; or (f) a party to this Agreement.

“Placement Agents” means National and Brean Murray collectively.

“Placement Agent Warrants” as defined in the Recitals.

“Placement Agent Warrant Shares” as defined in the Recitals.

“Purchase Price” means the Purchase Price per Share set forth in the Subscription Agreement.

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the (i) Shares, (ii) the Warrant Shares and (iii) the Placement Agent Warrant Shares; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale pursuant to Rule 144(k) under the 1933 Act.

 “Registration Default Date” means the date that is (i) 150 days following the Final Closing Date or (ii) in the case of a Registration Statement covering Additional Shares, 75 days following the Additional Shares Deadline.

“Registration Default Period” means the period following the Registration Default Date during which any Registration Event occurs and is continuing.

“Registration Event” means the occurrence of any of the following events:

(a)           the Company fails to file with the Commission the Registration Statement on or before the Registration Filing Date;

(b)           if a Registration Statement covering the Additional Shares is required to be filed under Section 3(b) and the Company fails to file with the Commission such Registration Statement by the Additional Shares Filing Date;

(c)           the Registration Statement is not declared effective by the Commission on or before the Registration Default Date;

(d)           after the SEC Effective Date, sales cannot be made pursuant to the Registration Statement for any reason (including without limitation by reason of a stop order, the Company’s failure to update the Registration Statement or the Company’s use of a Blackout Default Period) except as excused pursuant to Section 3(a);

(e)           the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within 5 Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or is not subject to further review; or

(f)            the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on an Approved Market, or trading of the Common Stock is suspended or halted on the Approved Market, which at the time constitutes the principal market for the Common Stock, for more than two full, consecutive Trading Days; provided, however, a Registration Event shall not be deemed to occur if all or substantially all trading in equity securities (including the Common Stock) is suspended or halted on the Approved Market for any length of time.

“Registration Filing Date” means the date that is 60 days after the Final Closing Date.

“Registration Statement” means the registration statement that the Company is required to file pursuant to this Agreement to register the Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“SEC Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Shares” as defined in the Recitals.

“Subscription Agreement” means the Subscription Agreement dated as of the date hereof between the Company and the Purchaser setting forth the terms and conditions of the Company’s offer of Units and the Purchaser’s purchase of Units.

“Trading Day” means any day on which the national securities exchange, the Nasdaq Stock Market, the NASD Over-the-Counter Bulletin Board or such other securities market or quotation system, which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

 “Warrants” as defined in the Recitals and any equity securities of: (i) the Company which are added to or exchanged or substituted for the Warrants by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Warrant Shares” as defined in the Recitals.

2.             Term.  This Agreement shall continue in full force and effect for a period of three years from the Effective Date.

3.             Registration.

(a)           Registration on Form S-1 or SB-2.  Not later than the Registration Filing Date, the Company shall prepare and file with the Commission a registration statement on Form S-1, SB-2, or other applicable form, covering the resale by the Holders of all of the Registrable Securities, and the Company shall use its commercially reasonable best efforts to cause such registration statement to be declared effective prior to the Registration Default Date; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section, or keep such registration effective pursuant to the terms hereunder: (i) in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so; or (ii) during any Blackout Period, in which case the Registration Filing Date shall be extended to the date immediately following the last day of such Blackout Period.  Such Registration Statement shall include the plan of distribution attached hereto as Exhibit B.  Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(b)           Additional Registrable Securities.  Upon the written demand of any Purchaser and upon any change in the Exercise Price (as defined in the Warrants and the Placement Agent Warrants, respectively) such that additional shares of Common Stock become issuable upon the exercise of the Warrants and/or Placement Agent Warrants, the Company shall prepare and file with the Commission one or more Registration Statements on Form SB-2, or other applicable form, or amend the Registration Statement filed pursuant to clause (a) above, if such Registration Statement has not previously been declared effective, to effect a registration for resale of such additional shares of Common Stock (the “Additional Shares”) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement.  Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares.

(c)           Reduction of Registrable Securities Included in a Registration Statement.  Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall be obligated to include in such Registration Statement (which may be a subsequent Registration Statement if the Company needs to withdraw the initial Registration Statement and refile a new Registration Statement in order to rely on Rule 415) only such limited portion of the Registrable Securities as the SEC shall permit.  Any exclusion of Registrable Securities shall be made pro rata among the Placement Agent and the Purchasers in proportion to the number of Registrable Securities held such persons; provided, however, that 100% of the Placement Agent Warrant Shares shall be excluded prior to the exclusion of any Registrable Securities held by the Purchasers.  Thereafter, the order of Registrable Securities to be excluded shall be the Warrant Shares (which may be some or all of such securities) and lastly, the Shares (in such limited number until Rule 415 can be utilized).  Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.”  To the extent Cut Back Securities exist, as soon as may be permitted by the SEC, the Company shall be required to file a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on Form S-1 or SB-2 or such other form of registration statement as is then available to effect a registration for resale of the Cut Back Securities) covering the resale of the Cut Back Securities and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter; provided, however, that the foregoing obligation shall cease with respect to any Cut Back Securities at such time such Cut Back Securities are eligible for sale pursuant to Rule 144(k) under the 1933 Act.

(d)           Other Registrations.  Prior to the SEC Effective Date, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities.  Prior to and for a period of twelve months following the SEC Effective Date, the Company shall not, without the prior written consent of the Majority Holders, file any other registration statement or any amendment thereto with the Commission under the Securities Act, other than any registration statement on Form S-8 or Form S-4.

(e)           Occurrence of Registration Event.  If a Registration Event occurs, then the Company will make payments to each Purchaser (a “Qualified Purchaser”), as liquidated damages, and not as a penalty, at a rate equal to 1% of the Purchase Price per share of Registrable Securities then held by a Qualified Purchaser monthly, for each calendar month of the Registration Default Period (pro rated for any period less than 30 days); provided, however, if a Registration Event occurs (or is continuing) on a date more than one-year after the Qualified Purchaser acquired the Registrable Securities (and thus the one-year holding period under Rule 144(d) has elapsed), liquidated damages shall be paid only with respect to that portion of the Qualified Purchaser’s Registrable Securities that cannot then be immediately resold in reliance on Rule 144. Each such payment shall be due and payable within five days after the end of each calendar month of the Registration Default Period until the termination of the Registration Default Period and within five days after such termination.  Such payments shall constitute the Qualified Purchaser’s exclusive remedy for such events.  The Registration Default Period shall terminate upon (i) the filing of the Registration Statement in the case of clause (a) of the definition of Registration Event, (ii) the filing of a Registration Statement covering the Additional Shares in the case of clause (b) of the definition of Registration Event, (iii) the SEC Effective Date in the case of clause (c) of the definition of Registration Event, (iv) the ability of the Qualified Purchaser to effect sales pursuant to the Registration Statement in the case of clause (d) of the definition of Registration Event, and, in the case of a Blackout Default Period, the end of the Blackout Default Period, (v) the filing of the request for acceleration in the case of clause (e) of the definition of Registration Event, (vii) the listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (f) of the definition of Registration Event, and (viii) in the case of the events described in clauses (c) and (d) of the definition of Registration Event, the earlier termination of the Registration Default Period. Such payment of liquidated damages shall be made to each Qualified Purchaser within five (5) calendar days after the Registration Default Period either, at the Company’s sole option, (i) in cash or (ii) in additional shares of Common Stock of the Company, such shares being valued at the average of the volume-weighted average price (the “VWAP”) of the Common Stock as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. Eastern Time) using the VWAP over the 20 Trading Days immediately prior to the date of occurrence of the Registration Event; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Agreement.  If the Company fails to pay said cash payment to a Qualified Purchaser entitled thereto by the applicable date specified in the immediately preceding sentence, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Qualified Purchaser, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The total amount of liquidated damages payable to the Qualified Purchasers, including any interest thereon, shall in no event exceed twelve percent (12%) of the purchase price for the Registrable Securities and if the Company is required to reduce the number of Registrable Securities to be included in a Registration Statement pursuant to Section 3(c) of this Agreement and the Company otherwise complies with its covenants in this Agreement with respect to the registration of the portion of the Registrable Securities included in such Registration Statement, the Company shall not be required to pay liquidated damages to the Investors with respect to any Cut Back Securities.

4.             Registration Procedures.  The Company will keep each Holder reasonably advised as to the filing and effectiveness of the Registration Statement. At its expense with respect to the Registration Statement, the Company will:

(a)           prepare and file with the Commission with respect to the Registrable Securities, a registration statement on Form S-1, SB-2, or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become and remain effective at for a period of two years or for such shorter period ending on the earlier to occur of (i) the sale of all Registrable Securities and (ii) the availability under Rule 144(k) for the Holder to sell the Registrable Securities (in either case, the “Effectiveness Period”);

(b)           if a registration statement is subject to review by the Commission, promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

(c)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period;

(d)           provide copies to and permit counsel designated by the Placement Agents to review each Registration Statement no fewer than seven (7) days prior to their filing with the Commission, and all amendments and supplements thereto no fewer than three (3) days prior to their filing with the Commission, and not file any document to which such counsel reasonably objects;

(e)           furnish, without charge, to each Holder of Registrable Securities covered by such registration statement (i) one copy of such registration statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto upon the request of a Holder, (ii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as the Holders may reasonably request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may require to consummate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

(f)            use its commercially reasonable best efforts to register or qualify such registration under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by such registration statement reasonably requests and as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things necessary to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(g)           as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, the disposition of which requires delivery of a prospectus relating thereto under the Securities Act, of the happening of any event, which comes to the Company’s attention, that will after the occurrence of such event cause the prospectus included in such registration statement, if not amended or supplemented, to contain an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly thereafter prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period, and in which case the Company will use its commercially reasonable best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable;

(h)           comply, and continue to comply during the Effectiveness Period, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement;

(i)            as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to the Registration Statement of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement;

(j)            cause all the Registrable Securities covered by the Registration Statement to be quoted on the NASD OTC Bulletin Board or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

(k)           provide a transfer agent and registrar, which may be a single entity, for the shares of Common Stock at all times;

(l)            cooperate with the Holders of Registrable Securities being offered pursuant to the Registration Statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates representing Registrable Securities to be offered pursuant to the Registration Statement within a reasonable time after the delivery of certificates representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(m)          during the Effectiveness Period, refrain from bidding for or purchasing any Common Stock or any right to purchase Common Stock or attempting to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holders to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act; and

(n)           take all other reasonable actions necessary to expedite and facilitate the disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

5.             Suspension of Offers and Sales.  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g) hereof or of the commencement of an Blackout Period, such Holder shall discontinue the disposition of Registrable Securities included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.             Registration Expenses.  The Company shall pay all expenses in connection with any registration obligation provided herein, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, expenses of one counsel to the Placement Agents (not to exceed $7,500), and the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes. Except as provided in this Section and Section 9, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder.

7.             Assignment of Rights.  No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such consent to a Permitted Assignee as long as: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

8.             Information by Holder.  Holders included in any registration shall furnish to the Company such information as the Company may reasonable request in writing regarding such Holders and the distribution proposed by such Holders.  The failure of a Holder to provide such information to the Company will suspend the Company’s obligation to register the Registrable Securities of such Holder, and the failure to register such Registrable Securities will not be deemed a Registration Event hereunder.

9.             Indemnification.

(a)           In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement prepared and filed by the Company under which shares of Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

(b)           As a condition to including Registrable Securities in any registration statement filed pursuant to this Agreement, each Holder agrees to be bound by the terms of this Section 9 and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) that arises out of or is based upon an untrue statement in or omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Holder specifically stating that it is for use in the preparation thereof, and such Holder shall reimburse the Company, and each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 9 shall in no event exceed the gross proceeds from the offering received by such Holder.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation.  Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(d)           In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Sections 9(c) or in the case of the expense reimbursement obligation set forth in Sections 9(a) and (b), the indemnification required by Sections 9(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(e)           If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(f)            Indemnification similar to that specified in this Section (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

10.           Rule 144.  For a period of at least 24 months following the Final Closing Date, the Company will use its commercially reasonable best efforts to timely file all reports required to be filed by the Company after the date hereof under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell shares of Common Stock under Rule 144.

11.           Independent Nature of Each Purchaser’s Obligations and Rights.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

12.           Miscellaneous.

(a)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the United States of America, both substantive and remedial, without regard to conflicts of law principles. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

(b)           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, or be binding upon, the successors, Permitted Assignees, executors and administrators of the parties hereto.  In the event the Company merges with, or is otherwise acquired by, another publicly traded company, or a direct or indirect subsidiary of a publicly traded company, the Company shall condition the merger or acquisition on the assumption by such public company of the Company’s rights and obligations under this Agreement.

(c)           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

(d)           Notices, etc. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company to:

Robcor Properties, Inc.
2005 Eastpark Blvd.
Cranbury, NJ  08512-3515
Attention:  F. Raymond Salemme, Ph.D.
Fax:  (609) 860-5900

With copy to:

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, New Jersey  08540
Attention: Andrew P. Gilbert, Esq.
Fax: (609) 919-6701

If to Brean Murray:

Brean Murray, Carret & Co., LLC
570 Lexington Avenue, 11th Floor
New York, NY 10022
Attention:  William McCluskey
Fax:  (212) 702-6548

If to National:

National Securities Corporation
875 N. Michigan Avenue, Suite 1560
Chicago, IL 60611
Attention: Brian Friedman, Director Corporate Finance
Fax:  (312) 751-0769

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attention:  Steven Uslaner, Esq.
Fax:  (212) 490-2990

If to the Purchasers:

To each Purchaser at the address
set forth on the Omnibus Signature
Page in the Subscription Agreement

or at such other address as any party shall have furnished to the other parties in writing.

(e)           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(g)           Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and the Majority Holders. The Purchasers acknowledge that by the operation of this Section, the Majority Holders may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

[SIGNATURE PAGES FOLLOW]

This Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY

Robcor Properties, Inc.

By:	/s/ F. RAYMOND SALEMME, PH.D.
Name:	F. Raymond Salemme, Ph.D.
Its:	Chief Executive Officer

PLACEMENT AGENTS

National Holdings Corporation

By:	/s/ BRIAN FRIEDMAN
Name:	Brian Friedman
Its:	Director of Corporate Finance

Brean Murray, & Carret Co., LLC

By:	/s/ KENNETH J. KIRSCH
Name:	Kenneth J. Kirsch
Its:	Chief Financial Officer

PURCHASERS:

[Contained in Omnibus Signature Page in the Subscription Agreement]

Exhibit A

Investor List Attached

Exhibit B

Plan of Distribution

The selling stockholders (and any of their donees, pledgees, transferees or other successors-in-interest of a selling stockholder selling shares of our common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-                    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-                    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-                    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-                    an exchange distribution in accordance with the rules of the applicable exchange;

-                    privately negotiated transactions;

-                    short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

-                    through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-                    broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; and

-                    a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Company has advised the selling stockholders that they may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement is declared effective by the Securities and Exchange Commission.  After the registration statement has been declared effective, in connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders will receive the aggregate proceeds from the sale of the common stock offered by them.  The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from the sale of common stock in this offering.  We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  We will pay for offering expenses including the Commission registration fee, accounting fees, legal fees, printing expenses and other related miscellaneous expenses. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.  Notwithstanding anything contained herein to the contrary, an aggregate of                 shares of Common Stock issuable upon exercise of warrants held by NSC, BMC and/or “associated persons” of NSC and BMC are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).